We hereby consent to the incorporation by reference in BankAmerica Corporation's Current Report on Form 8-K/A-1 dated April 10, 1998 of (i) our report dated January 9, 1998, which is included on page 46 of NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, and which relates to the consolidated financial statements of NationsBank Corporation included in such Form 10-K that are incorporated by reference in BankAmerica Corporation's Current Report on Form 8-K/A-1 and (ii) our report dated April 13, 1998, which is included on page 75 of NationsBank Corporation's Current Report on Form 8-K dated January 9, 1998 and filed with the Securities and Exchange Commission on April 16, 1998, and which relates to the consolidated financial statements of NationsBank Corporation included in such Form 8-K that are incorporated in BankAmerica Corporation's Current Report on Form 8-K/A-1, and to the incorporation by reference of each such report in BankAmerica Corporation's Registration Statement numbers 333-27817 on Form S-8 filed May 27, 1997; 333-40643 on Form S-8 filed November 20, 1997; 333-16477 on Form S-8 filed
November 20, 1996;  333-16131 on Form S-8 filed November 13, 1996;  333-15559 on
Form S-3 filed November 5, 1996, as amended by Pre-Effective Amendment No. 1 filed December 4, 1996; 333-09575 on Form S-8 filed on August 5, 1996; 33-55225 on Form S-8 filed August 25, 1994; 33-54385 on Form S-3 filed June 30, 1994, as amended by Pre-Effective Amendment No. 1 filed August 17, 1994; 33-61483 on Form S-8 filed August 1, 1995; 33-53919 on Form S-8 filed June 1, 1994; 33-60648 on
Form S-8 filed April 2, 1993; 33-51064 on Form S-3 filed August 20, 1992, as amended by Pre-Effective Amendment No. 1 filed October 23, 1992 (to which the prospectus in 33-54385 also applies); 33-50124 on Form S-8 filed July 29, 1992; 33-65326 on Form S-8 filed July 1, 1993; 333-32769 on Form S-8 filed August 4, 1997; 333-27965 on Form S-8 filed May 29, 1997; 33-43862 on Form S-3 filed
November 12, 1991, as amended by Pre-Effective Amendment No. 1 filed January 17, 1992 (to which the prospectus in 33-54385 also applies); 33-36718 on Form S-3 filed September 7, 1990, as amended by Pre-Effective Amendment No. 1 filed November 28, 1990 (to which the prospectus in 33-54385 also applies); 33-26755 on Form S-3 filed January 27, 1989, as amended by Pre-Effective Amendment No. 1 filed February 16, 1989 and Post-Effective Amendment No. 1 filed November 3, 1992; 33-23192 on Form S-3 filed July 21, 1988, as amended by Pre-Effective Amendment No. 1 filed September 13, 1988 (to which the prospectus in 33-54385 also applies); 2-93664 on Form S-3 filed on October 9, 1984, as amended by Amendment No. 1 filed November 23, 1984; 33-28252 on Form S-8 filed April 19, 1989, as amended by Post-Effective Amendment No. 1 filed August 15, 1989 and Post-Effective Amendment No. 2 filed on February 22, 1990; 33-13368 on Form S-8 (to which the prospectus in 33-28252 also applies); 33-29646 on Form S-8 filed June 30, 1989, as amended by Post-Effective Amendment No. 1 filed August 3, 1990; and 2-82873, 2-71577, 2-64201, 2-58595, 2-57423, 2-53068, 2-47747, 2-32651
and 33-14135 on Form S-8 (to all of which the prospectus in 33-29646 also applies), and in their related prospectuses. We also consent to the references to us under Item 7 in such Current Report on Form 8-K/A-1.



/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP
Charlotte, North Carolina